UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 21, 2015

CSI Compressco LP
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (432) 296-5977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On December 4, 2015, CSI Compressco LP (the “Partnership”) filed a Current Report on Form 8-K reporting that on November 30, 2015, CSI Compressco GP Inc., the general partner of the Partnership (the “General Partner”), notified Kevin W. Book that his employment as Vice President of International Operations of the General Partner will end on December 4, 2015 in connection with a reduction in force. On December 21, 2015, Mr. Book and the General Partner entered into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which Mr. Book will receive, subject to the terms and conditions set forth therein, a lump sum cash payment of $185,000 less any required withholdings. The Separation Agreement contains confidentiality, non-disparagement, and non-solicitation or hire provisions and imposes other obligations on Mr. Book following termination of employment.

The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement, dated December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By:	CSI Compressco GP Inc., Its general partner
By:	/s/Timothy A. Knox
Timothy A. Knox
President
Date: December 22, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation and Release Agreement, dated December 21, 2015

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